Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned, Jonathan W. Painter, Chief Executive Officer, and Thomas M. O'Brien, Chief Financial Officer, of Kadant Inc., a Delaware corporation (the "Company"), do hereby certify, to our best knowledge and belief, that:
The Annual Report on Form 10-K for the period ended December 28, 2013 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2014	/s/ Jonathan W. Painter
Jonathan W. Painter
Chief Executive Officer

/s/ Thomas M. O'Brien
Thomas M. O'Brien
Chief Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.